Execution Version
Exhibit 10.32

2008 AGREEMENT RELATED TO PROGENICS’ MNTX IN-LICENSE

THIS AGREEMENT (the “Agreement”) is entered into as of this 16th day of October, 2008 and is effective as of the Effective Date (as hereinafter defined), by and among the University of Chicago, acting on behalf of itself and its affiliate ARCH Development Corporation (the “University”), Progenics Pharmaceuticals, Inc. (“Progenics”), Progenics Pharmaceuticals Nevada, Inc. (“ProNev”), and Ono Pharmaceutical Co., Ltd. (“Ono”).

BACKGROUND

A. The University and UR Labs, Inc. (“UR Labs”) entered into an Option and License Agreement dated as of May 8, 1985, as amended (the “University Agreement”), under which the University granted UR Labs a license, with the right to sublicense, under certain patent rights and know-how of the University;

B. UR Labs and Progenics entered into a Sublicense Agreement dated as of September 21, 2001 (the “UR Labs-Progenics Agreement”), under which UR Labs granted Progenics a license, with the right to further sublicense, under certain patent rights and know-how, including the patent rights and know-how licensed by the University to UR Labs under the University Agreement;

C. On December 22, 2005, UR Labs assigned the UR Labs-Progenics Agreement together with all patent rights and know-how licensed thereunder to ProNev, a wholly-owned subsidiary of Progenics, in connection with the acquisition of substantially all of the assets of UR Labs by ProNev;

D. University, Progenics, ProNev and Wyeth, acting through its Wyeth Pharmaceuticals Division (“Wyeth”), entered into an Agreement Related to Progenics’ MNTX In-License dated as of December 22, 2005 (the “2005 MNTX Agreement”) regarding the University Agreement.

E. Progenics, ProNev, Wyeth and certain affiliates of Wyeth entered into a License and Co-Development Agreement dated as of December 23, 2005 (the “Progenics-Wyeth Agreement”) granting Wyeth a worldwide license, with the right to sublicense, under certain patent rights and know-how, including the patent rights and know-how licensed by the University to UR Labs under the University Agreement and the patent rights and know-how licensed to Progenics under the UR Labs-Progenics Agreement;

F. On even date herewith, the parties to the Progenics-Wyeth Agreement are entering into a Partial Termination and License Agreement (the “Partial Termination”) confirming the termination of the rights granted to Wyeth with respect to Japan under the Progenics-Wyeth Agreement and under the 2005 MNTX Agreement.

G. On even date herewith, Ono and Progenics are entering into a License Agreement (the “Progenics-Ono Agreement”) granting Ono a license in Japan, with the right to sublicense in certain circumstances, under certain patent rights and know-how, including certain patent rights and know-how licensed by the University to UR Labs under the University Agreement and certain patent rights and know-how licensed to Progenics under the UR Labs-Progenics Agreement.

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H. Ono has requested that the University make certain acknowledgments, consents, waivers, representations and agreements as a prerequisite to entering into the Progenics-Ono Agreement;

I. The University has requested that Progenics and ProNev make certain acknowledgements, consents, waivers, representations and agreements as set forth in this Agreement; and

J. The University, Progenics, and ProNev will benefit financially and otherwise from the Progenics-Ono Agreement and therefore desire to make the requested acknowledgments, consents, waivers, representations and agreements subject to the terms and conditions set forth below.

AGREEMENT

In consideration of the foregoing, and for other good and valuable consideration, the sufficiency and receipt of which are acknowledged by the parties, the parties agree as follows:

1.	Definitions

Unless specifically defined in the text of this Agreement, all capitalized terms used in this Agreement shall have the meanings ascribed to them below:

Compound.  “Compound” means [*] which is chemically defined as [*], and its pharmacologically acceptable salts, together with their solvates, hydrates, hemihydrates, metabolites, pro-drugs, esters, and if applicable, any isomers or racemates thereof, [*].  The “Compound” does not include the Excluded Molecules.

Control or Controlled.  “Control” or “Controlled” means with respect to any material, item of information, or intellectual property right, the possession, whether by ownership or license, of the right to grant a license or other equivalent right with respect thereto.

Effective Date.  “Effective Date” means the date on which all of the following shall have occurred:  (1) this Agreement shall have been duly executed and delivered by all of the Parties hereto; and (2) the Progenics-Ono Agreement shall have been duly executed and delivered by Progenics and Ono and shall be in full force and effect.

Excluded Molecules.  “Excluded Molecules” means [*], chemically defined as [*], and its pharmacologically acceptable salts, together with their solvates, hydrates, hemihydrates, metabolites, pro-drugs, esters, and if applicable, any isomers or racemates thereof, [*].

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Patent Rights.  “Patent Rights” means any and all (a) U.S. or foreign patents, (b) U.S. or foreign patent applications, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon, (c) all U.S. or foreign patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof, and (d) any other form of government-issued right substantially similar to any of the foregoing.

Product.  “Product” means any product containing the Compound as an active ingredient.

University Compound.  “University Compound” means [*], which, for clarity, includes the Compound.

University Patents in Japan.  “University Patents in Japan” means those patents and patent applications listed on Schedule 2.9 to this Agreement; and any other Japanese patents and patent applications owned by the University (whether solely or jointly with others) which claim one or more [*], or formulations of one or more [*], or processes for preparing one or more [*], or intermediates for preparing one or more [*], or uses of one or more [*], or dosage, packaging or means of delivery for one or more [*]; as well as all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions of any of the foregoing, in each case to the extent that they claim the University Compound or [*].

University Know-How.  “University Know-How” means all technology and information, including without limitation methods, processes, techniques, compounds, drawings, indications, data, results of tests or studies, including clinical studies previously performed with respect to the University Compound, expertise and trade secrets, whether patentable or not, relating to the University Compound or necessary or useful for the commercialization of Products, existing on the date hereof or at any time during the term of this Agreement, which is owned or controlled by University.

2.	University Acknowledgments, Consents, Waivers, Representations, Warranties, and Agreements

2.1. Reservation of University Rights.  In making this Agreement, the University reaffirms, and where appropriate each provision shall be read to be subject to, the University’s reservation to itself, subject to the rights granted pursuant to the University Agreement, of the worldwide right to (i) practice the inventions claimed in the University Patents in Japan, and (ii) make, have made, use, import, offer to sell and sell, transfer and disclose the University Compound, the University Patents in Japan and the University Know-How in each case solely for educational and non-commercial research purposes, which it may choose in its own discretion and without payment to any party therefor.

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2.2. Consent to Progenics-Ono Agreement.  The University acknowledges that it has reviewed the Progenics-Ono Agreement and hereby consents to Progenics’ grant of the sublicense to Ono pursuant to the Progenics-Ono Agreement.

2.3. Scope of License Under University Agreement.  The University acknowledges and agrees that subject to the reservation in Section 2.1 hereof (Reservation of University Rights), pursuant to the University Agreement, the University granted to UR Labs an exclusive license under all rights in and to the University Compound, the University Patents in Japan and the University Know-How.  The University further acknowledges that, to the knowledge of the senior management of its technology transfer office (UChicago Tech), as of this date, it does not own any patent, patent application, or other intellectual property rights not included in the rights granted to UR Labs under the University Agreement that would be infringed (or if issued or granted would be infringed) by the commercialization of the Compound as contemplated by the Progenics-Ono Agreement.

2.4. University Agreement in Effect; No Breach. The University Agreement is in full force and effect.  The University will notify Progenics and Ono of any breach of the University Agreement by ProNev or other termination event or termination of which the University has knowledge.  The University acknowledges that, as of the Effective Date of this Agreement, to its knowledge UR Labs and ProNev are current in all payment obligations required by the University Agreement, and the University irrevocably waives any claims to the contrary.

2.5. Waiver of Claims. The University irrevocably waives any claims that, prior to the Effective Date, UR Labs or ProNev failed to satisfy any of the diligence requirements set forth in Section 3 of the University Agreement. The University irrevocably waives any claims that, prior to the Effective Date of this Agreement, UR Labs or ProNev failed to fulfill any of its obligations under the University Agreement or otherwise failed to comply with the terms and conditions of the University Agreement.

2.6. Enforcement Procedure. During the term of the Progenics-Ono Agreement, the University irrevocably waives compliance with the first paragraph of Section 5 of the University Agreement that requires an Independent Patent Attorney (as such term is defined in the University Agreement) to make a prima facie determination in the event of alleged third party infringement in Japan. Rather, the University hereby agrees that during the term of the Progenics-Ono Agreement, as between the University and Progenics, Progenics shall have the right to enforce the University Patents in Japan to the same extent, and following the same procedure, as set forth in the Progenics-Ono Agreement.

2.7. Access to University Information. The University hereby consents to Progenics sharing with Ono and any of its Affiliates (as such term is defined in the Progenics-Ono Agreement) or its approved sublicencees all information provided by the University to Progenics under Section 7(a) of the letter agreement dated as of September 20, 2001 (the “2001 Letter Agreement”) between the University and Progenics.

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2.8. Third Party Agreements.  University hereby represents, warrants and covenants that it has not entered into, and prior to the expiration or termination of the Progenics-Ono Agreement will not enter into, any agreement or arrangement which conflicts with its obligations under the University Agreement or that restricts, impairs or renders conditional the rights granted to UR Labs under the University Agreement (except as permitted pursuant to Section 5.1 hereof (Termination Not Caused by Progenics Default)).  University hereby agrees that it will not, without Ono’s written permission, consent to any assignment of the University Agreement from ProNev to a third party if such assignment would modify or alter any of the rights in Japan obtained by Progenics under the UR Labs-Progenics Agreement or by Ono under the Progenics-Ono Agreement.

2.9. University Patents in Japan.  The University represents and warrants that, to its knowledge, Schedule 2.9-A identifies all University Patents in Japan owned solely by the University (the “Solely Owned University Patents in Japan”), and Schedule 2.9-B identifies all University Patents in Japan owned jointly with UR Labs or ProNev (the “Jointly Owned University Patents in Japan”), in each case along with the following information with respect to each identified Patent Right, as applicable:  (i) country, (ii) title, (iii) application number, (iv) application filing date, (v) patent number, (vi) patent issue date, (vii) listed inventor(s), and (viii) current owner.  The Solely Owned University Patents in Japan and the Jointly Owned University Patents in Japan identified on Schedule 2.9 (meaning both 2.9-A and 2.9-B) constitute all of the University Patents in Japan as of the Effective Date.  For the avoidance of doubt, only the Japanese counterparts of the following patent applications shall be considered University Patents in Japan: [*].

2.10. University Employees.  To University’s knowledge, all University employees who contributed to the development of the University Know-How and University Patents in Japan were obligated under University policies to assign all of their rights in such know-how and Patent Rights to the University.

3.	Progenics and ProNev Acknowledgments and Agreements

3.1. University Payments.  As a result of the UR Labs acquisition and in accordance with Section 6.2.4 of the Progenics-Wyeth Agreement and Section 6.4.3 of the Progenics-Ono Agreement, Progenics and ProNev (collectively, the “Progenics Parties”) hereby acknowledge and agree that they are responsible for the ongoing payment to University of all University Payments related to the Progenix-Ono Agreement.  The provisions of Section 3.2 hereof (University Payments and the Ono Agreement) define the University Payments related to the Progenics-Ono Agreement.

3.2. University Payments and the Ono Agreement.  Without limiting the generality of the definition of University Payments in Section 3 of the 2005 MNTX Agreement, the Progenics Parties and University hereby acknowledge and agree that the University Payments due to the University related to the Progenics-Ono Agreement consist of the following:

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3.2.1. [*].  University and Progenics Parties agree that [*] shall be due to University as University Payments.

3.2.2. [*].  University and Progenics Parties agree that [*] shall be due to University as University Payments.

3.2.3. Royalties.  University acknowledges that [*].  Progenics Parties acknowledge that [*].

3.3. Guarantee by Progenics.  Progenics shall guarantee the full payment by ProNev of all University Payments pursuant to the guaranty attached hereto as Exhibit A.

4.	Ono Indemnity of University

4.1. Ono will indemnify, defend and hold harmless the University and each of its employees, officers, trustees, agents, and each person identified as a student of the University or as an inventor of a patent or patent application which is part of the rights being granted to Ono pursuant to the Progenics-Ono Agreement (each, a “University Indemnified Party”) from and against any and all liability, loss, damage, expense (including attorneys’ fees and expenses) and cost (collectively, a “Liability”) that the University Indemnified Party may be required to pay to one or more third parties resulting from or arising out of:  (a) any [*] on the part of Ono or its Affiliates (as defined in the Progenics-Ono Agreement) in performing any activity contemplated by this Agreement; (b) [*]; or (c) the material breach by Ono of any of its representations, warranties or covenants set forth in the Progenics-Ono Agreement; except, in each case, to the extent caused by [*].  University hereby releases Wyeth from its obligation to indemnify University under Section 4 of the 2005 MNTX Agreement (Wyeth Indemnity of University) with respect to any Liability for which Ono is obligated to indemnify University under this Section 4 (Ono Indemnity of University).

5.	Termination of the University Agreement

5.1. Termination Not Caused by Progenics Default

5.1.1.
Direct License to Progenics.  University, Progenics and ProNev acknowledge that, pursuant to the 2005 MNTX Agreement, during the term of the Progenics-Wyeth Agreement and solely for the purpose of maintaining the continuity of the license granted to Progenics under the UR Labs-Progenics Agreement, in the event that the University Agreement is terminated for any reason other than as a result of Progenics’ uncured material breach of the UR Labs-Progenics Agreement (a “Progenics Non-Defaulting Termination”), subject to the occurrence of a Progenics Non-Defaulting Termination, the University has granted and has agreed to grant to Progenics a direct license in Japan under the University Patents in Japan and University Know-How, which license shall be on the terms and conditions of the University Agreement (as amended) and this Agreement.  Furthermore, in such event, the license granted by the University to Progenics under this Section 5.1.1 (Direct License to Progenics) shall remain in effect for the duration of the license granted by Progenics to Wyeth under the Progenics-Wyeth Agreement.  University, Progenics and ProNev hereby agree that if the Progenics-Wyeth Agreement expires or is terminated prior to the expiration of the Progenics-Ono Agreement the license granted by the University to Progenics under this Section 5.1.1 shall remain in effect for the duration of the license granted by Progenics to Ono under the Progenics-Ono Agreement.  ProNev and Progenics hereby acknowledge the University’s grant of such a license to Progenics pursuant to the 2005 MNTX Agreement and this Agreement.

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5.1.2.
Termination of Direct License to Progenics.  ProNev and Progenics hereby acknowledge that in the event that the sublicense granted to Progenics under the UR Labs-Progenics Agreement is terminated, in whole or in part, for an uncured material breach thereof caused by Progenics, the license granted by the University to Progenics pursuant to the 2005 MNTX Agreement shall likewise be automatically terminated to the same extent.

5.1.3.
Payments in the Event of Progenics Non-Defaulting Termination.  In consideration of the direct license granted by the University to Progenics under Section 5.1.1 (Direct License to Progenics), in the event of a Progenics Non-Defaulting Termination of the University Agreement, Progenics shall pay to the University any payments which ProNev would have been required to pay to the University under the University Agreement (had the University Agreement remained in effect) in connection with the sublicense of the University Patents in Japan and University Know-How under the Progenics-Ono Agreement at such times such payments would have otherwise become due under the University Agreement.  Progenics shall be entitled to deduct any amount paid to the University under this Section 5.1.3 (Payments in the Event of Progenics Non-Defaulting Termination) from any amounts that Progenics owes to ProNev under the UR Labs-Progenics Agreement.

5.1.4.
Restatement of License Agreement.  ProNev and Progenics hereby acknowledge that in the event of a Progenics Non-Defaulting Termination of the University Agreement, at Progenics’ or the University’s request, Progenics and the University shall enter into an agreement memorializing and restating the direct license granted by the University to Progenics pursuant to the 2005 MNTX Agreement.

5.2. Termination Caused by Progenics.

5.2.1.
Direct License To Ono.  Solely for the purpose of maintaining the continuity of the license granted by Progenics to Ono pursuant to the Progenics-Ono Agreement, in the event that (a) the University Agreement is terminated as a result of Progenics’ uncured material breach of the UR Labs-Progenics Agreement that was not, in turn, caused by Ono’s uncured material breach of the Progenics-Ono Agreement or (b) there has been a Progenics Non-Defaulting Termination of the University Agreement but the license granted in Section 5.1.1 hereof (Direct License to Progenics) is subsequently terminated for any reason other than as a result of Ono’s uncured breach of the Progenics-Ono Agreement (each of (a) and (b), an “Ono Non-Defaulting Termination”), subject to the occurrence of an Ono Non-Defaulting Termination, the University hereby grants and agrees to grant to Ono a direct license solely for Japan under the University Patents in Japan and University Know-How on the terms and conditions of the University Agreement (as amended) and this Agreement.  Furthermore, in such event, the licenses granted by the University to Ono under this Section 5.2.1 (Direct License to Ono) shall remain in effect for the duration of the license granted by Progenics to Ono under the Progenics-Ono Agreement.  UR Labs and Progenics hereby consent to the University’s grant of such a license to Ono.

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5.2.2.
Termination of Direct License to Ono.  In the event that the sublicense granted by Progenics to Ono under the Progenics-Ono Agreement is terminated in whole or in part, for an uncured material breach thereof caused by Ono, the license granted by the University to Ono under Section 5.2.1 (Direct License to Ono) shall likewise be automatically terminated to the same extent.

5.2.3.
Payments in the Event of Ono Non-Defaulting Termination.  In consideration of the direct license granted by University to Ono under Section 5.2.1 (Direct License to Ono), in the event of an Ono Non-Defaulting Termination of the University Agreement or the license granted under Section 5.1.1 (Direct License to Progenics), Ono shall pay to the University any and all payments which ProNev would have been required to pay to the University under the University Agreement (had the University Agreement remained in effect) in connection with the sublicense of the University Patents in Japan and University Know-How under the Progenics-Ono Agreement at such times as such payments would have otherwise become due under the University Agreement.  Ono shall be entitled to deduct any amount paid to the University under this Section 5.2.3 (Payments in the Event of Ono Non-Defaulting Termination) from any amounts that Ono owes to Progenics under the Progenics-Ono Agreement.

5.2.4.
Restatement of License Agreement.  In the event of an Ono Non-Defaulting Termination of the University Agreement or the license granted under Section 5.1.1 (Direct License to Progenics), at Ono’s or the University’s request, Ono and the University shall enter into an agreement memorializing and restating the direct license granted by the University to Ono in Japan under Section 5.2.1 (Direct License to Ono) on the terms and conditions provided for in this Agreement.

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6.	Miscellaneous Provisions

6.1. Prior Agreements.  In the event of a conflict between this Agreement and any provision of the 2005 MNTX Agreement, the University Agreement, the UR Labs-Progenics Agreement, or the 2001 Letter Agreement (collectively, the “Prior Agreements”), then the 2005 MNTX Agreement will control.  To the extent the provisions in this Agreement conflict with a provision of any Prior Agreement other than the 2005 MNTX Agreement, then, as between the parties to this Agreement, such Prior Agreement shall be and hereby is amended to render it consistent with this Agreement.  Except as set forth in this Agreement, the Prior Agreements remain in full force and effect.

6.2. Further Assurances. At the request and expense of any other party hereto, each party hereto will cooperate in any reasonable effort to carry out the intentions of this Agreement, including, without limitation, providing such further assurances, and executing such further consents, agreements, and releases, as are reasonably required by the requesting party to allow it to fully enjoy the benefits of this Agreement.

6.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

6.4. Amendments. This Agreement may be amended or modified at any time or from time to time only by an express written agreement, signed by all parties to this Agreement, and which expressly refers to this Agreement.

6.5. Waivers. The failure of any party to require performance by another party of any provision hereof, or to enforce any remedies it may have against such other party, shall in no way affect the right thereafter to enforce this Agreement and require full performance by any other party. The waiver by a party of any breach of any provision of this Agreement shall not constitute a waiver of any succeeding breach of that provision or of any other provision.

6.6. Severability. If any provision of this Agreement shall be adjudicated to be invalid or unenforceable in any action or proceeding for any reason, whether in its entirety or in any portion, then such part shall be deemed amended, if possible, or deleted, as the case may be, from this Agreement in order to render the remainder of this Agreement and any provision hereof both valid and enforceable.

6.7. Entire Agreement. This Agreement, together with the University Agreement, the UR Labs-Progenics Agreement and the Progenics-Ono Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof.

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6.8. Counterparts. This Agreement may be executed in any number of counterparts which taken together shall constitute one and the same instrument.

6.9. Governing Law. All matters affecting the interpretation, validity and performance of this Agreement shall be governed by the laws the State of New York.

6.10. Independent Contractors. In the performance of this Agreement no party is authorized or empowered to act as agent for any other party for any purpose and shall not on behalf of any other party enter into any contract, warranty, or other representation as to any matter. No party shall be bound by the acts, conduct, obligations, representations or warranties of any other party.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

The University of Chicago On Behalf of itself and its Affiliate, ARCH Development Corporation	Progenics Pharmaceuticals, Inc.
By: ______________________________	By: _________________________
Name: ____________________________	Name: _______________________
Title: ____________________________	Title: ________________________

Progenics Pharmaceuticals Nevada, Inc.
By: ______________________________
Name: ____________________________
Title: _____________________________

Ono Pharmaceuticals Co., Ltd.
By: ______________________________
Name: ____________________________
Title: _____________________________

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EXHIBIT A

GUARANTY

[*]

Schedule 2.9-A
Solely Owned University Patents in Japan
[*]

Schedule 2.9-1

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Schedule 2.9-B
Jointly Owned University Patents in Japan

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Schedule 2.9-2